Exhibit 99.1

Dennis W. Zank Joins Iteris Board of Directors

Finance Leader to Enhance Company’s Strategic and M&A Expertise

SANTA ANA, Calif. – January 23, 2020 – Iteris, Inc. (NASDAQ: ITI), the global leader in applied informatics for transportation and agriculture, today announced that Dennis W. Zank, former chief operating officer of Raymond James Financial, Inc. (NYSE: RJF), has been elected to its board of directors.

Before stepping down as COO of Raymond James Financial in September 2018, Mr. Zank was responsible for the firm’s domestic private client group business, as well as many of the firm’s corporate, administrative and sales support departments.

“We are very pleased to have Dennis join Iteris as an independent director,” said Tom Thomas, chairman of the board for Iteris. “Dennis’s extensive, hands-on operating experience in capital management, allocation of capital, investor relations, and mergers and acquisitions, as well as his commitment to delivering long-term shareholder value, should be highly valuable to our board.”

“Iteris enables safer, more efficient transportation and more sustainable farming with technology solutions that address smart mobility and digital agriculture,” said Mr. Zank. “I am excited to serve on the board of a company that is solving key global challenges to ultimately saves lives, feed the world, and make transportation and agriculture more sustainable.”

Mr. Zank has also served in a number of financial and operational management positions at Raymond James & Associates, Inc. and other Raymond James Financial subsidiaries, holding titles such as CEO, president for domestic employee channel private client business, executive vice president of operations and administration, controller, and treasurer. Mr. Zank also served on the board of directors of Raymond James Financial, the Options Clearing Corporation and the National Securities Clearing Corporation. He earned a Bachelor's degree in accounting from the University of South Florida and an MBA from the University of Tampa.

About Iteris, Inc.

Iteris is the global leader in applied informatics for transportation and agriculture, turning big data into big breakthrough solutions. We collect, aggregate and analyze data on traffic, roads, weather, water, soil and crops to generate precise informatics that lead to safer transportation and smarter farming. Municipalities, government agencies, crop science companies, farmers and agronomists around the world use our solutions to make roads safer and travel more efficient, as well as farmlands more sustainable, healthy and productive. Visit www.iteris.com for more information and join the conversation on Twitter, LinkedIn and Facebook.

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Forward-Looking Statements

This release may contain forward-looking statements, which speak only as of the date hereof and are based upon our current expectations and the information available to us at this time. Words such as "believes," "anticipates," "expects," "intends," “outlooks,” “target,” "plans," "seeks," "estimates," "may," “should,” "will," "can," and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the future growth and development. Such statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions that are difficult to predict, and actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, our reliance on managing Board continuity and effectiveness by integrating and retaining independent directors, like Mr. Zank; the early stage of our weather analytics business and related risks, including related to being able to grow it and attain profitability in that business; our ability to provide the services and deliverables on a cost-effective basis; government funding and budgetary issues, and potential impacts related to funding delays; changes in scheduling and/or requirements related to the project; availability of resources, such as components and equipment necessary to perform the work for the project; the impact of general economic, political, and other conditions in the markets we address; and the potential impact of product and service offerings from competitors and such competitors’ patent coverage and claims. Further information on Iteris, Inc., including additional risk factors that may affect our forward-looking statements, is contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and our other SEC filings that are available through the SEC’s website (www.sec.gov).

Media Contact

David Sadeghi

Tel: (949) 270-9523

Email: dsadeghi@iteris.com

Investor Relations

MKR Investor Relations, Inc.

Todd Kehrli

Tel: (323) 468-2300

Email: iti@mkr-group.com

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